UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:    September 29, 2005

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA		70433

(Address of Principal Executive Offices)		(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On September 29, 2005, Hornbeck Offshore Services, Inc., or the Company, entered into an underwriting agreement dated September 29, 2005 with Goldman, Sachs & Co., Jefferies & Company, Inc., Lehman Brothers, Bear Stearns & Co. Inc., Johnson Rice & Company, L.L.C., Simmons & Company International, Hibernia Southcoast Capital, Inc. and Pritchard Capital Partners LLC related to the offering of 8,100,000 shares of common stock pursuant to an effective shelf registration statement on Form S-3, as amended (File No. 333-128014), previously filed with the Securities and Exchange Commission. The offering includes 6,100,000 shares to be sold by the Company and 2,000,000 shares to be sold by SCF-IV, L.P., as a selling stockholder. The underwriters have the option to purchase up to 1,215,000 additional shares of common stock from the Company at the same price per share. The closing of the transactions contemplated in the underwriting agreement is subject to customary conditions. The underwriting agreement is being filed as Exhibit 1.1 to this report.

In addition, on September 29, 2005, the Company and certain of its subsidiaries as guarantors, or the Guarantors, entered into a purchase agreement dated September 29, 2005 with Goldman, Sachs & Co., Bear, Stearns & Co. Inc. and Jefferies & Company, Inc., or the Initial Purchasers, related to the sale of an additional $75,000,000 aggregate principal amount of its 6.125% Senior Notes due 2014. The additional notes will be issued pursuant to the Company’s existing Indenture dated November 23, 2004, and are being sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended, pursuant to exemptions from the registration requirements of such act. The closing of the transactions contemplated in the purchase agreement is subject to customary conditions. The purchase agreement is being filed as Exhibit 1.2 to this report.

This report is being filed for the purposes of (i) complying within the filing requirement regarding material agreements and (ii) filing exhibits to the registration statement on Form S-3 (File No. 333-128014) relating to the underwritten public offering, and exhibits 1.2, 5.1, 23.1 and 23.2 to this Form 8-K are hereby incorporated as exhibits to the registration statement by reference.

Item 8.01 – Other Events

On September 30, 2005, the Company announced that it has priced its underwritten public offering of 6,100,000 shares of common stock at a public offering price of $35.35 per share, for total gross proceeds of $215.6 million before underwriting discounts, commissions and offering expenses. This offering will include an additional 2,000,000 shares sold by a selling stockholder for which the Company receives no proceeds, and the underwriters have a 30-day option to purchase up to 1,215,000 additional shares of common stock from the Company at the same price per share. This offering was made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-128014) previously filed with the Securities and Exchange Commission. A copy of the press release is attached to this report as Exhibit 99.1.

In addition, on September 30, 2005, the Company announced its agreement to sell in a private placement an additional $75,000,000 aggregate principal amount of its 6.125% Senior Notes due 2014, which were issued under the Company’s indenture dated as of November 23, 2004. These additional notes were priced at 99.25% of principal amount to yield 6.232%. A copy of the press release is attached to this report as Exhibit 99.2.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits.

1.1

Underwriting Agreement, dated as of September 29, 2005, among Goldman, Sachs & Co., Jefferies & Company, Inc., Lehman Brothers, Bear Stearns & Co. Inc., Johnson Rice & Company, L.L.C., Simmons & Company International, Hibernia Southcoast Capital, Inc. and Pritchard Capital Partners LLC, Hornbeck Offshore Services, Inc. and SCF-IV, L.P.

1.2	Purchase Agreement, dated as of September 29, 2005, among Goldman, Sachs & Co., Bear, Stearns & Co., Inc., Jefferies & Company, Inc., Hornbeck Offshore Services, Inc. and the guarantors party thereto

5.1	Opinion of Winstead Sechrest & Minick P.C.

23.1	Consent of Winstead Sechrest & Minick P.C. (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

99.1	Press Release, dated September 30, 2005

99.2	Press Release, dated September 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: September 30, 2005	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement, dated as of September 29, 2005, among Goldman, Sachs & Co., Jefferies & Company, Inc., Lehman Brothers, Bear Stearns & Co. Inc., Johnson Rice & Company, L.L.C., Simmons & Company International, Hibernia Southcoast Capital, Inc. and Pritchard Capital Partners LLC, Hornbeck Offshore Services, Inc. and SCF-IV, L.P.

1.2	Purchase Agreement, dated as of September 29, 2005, among Goldman, Sachs & Co., Bear, Stearns & Co., Inc., Jefferies & Company, Inc., Hornbeck Offshore Services, Inc. and the guarantors party thereto

5.1	Opinion of Winstead Sechrest & Minick P.C.

23.1	Consent of Winstead Sechrest & Minick P.C. (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

99.1	Press Release, dated September 30, 2005

99.2	Press Release, dated September 30, 2005

5